UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2007

NIAGARA MOHAWK POWER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-2987	15-0265555
(Commission File Number)	(IRS Employer Identification No.)

300 Erie Boulevard West, Syracuse, New York 13202

(Address of Principal Executive Offices)

(315) 474-1511

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 8.01.	Other Events.

As reported in Niagara Mohawk Power Corporation’s (“Niagara Mohawk”) Form 10-Q for the quarter ending December 31, 2006, Niagara Mohawk filed its second biannual Competitive Transition Charge (“CTC”) reset and deferral account recovery filing on July 29, 2005 under its Merger Rate Plan approved in New York Public Service Commission (“PSC”) Case 01-M-0075. In the July 29 filing, the Company included a proposal to recover the excess balance in the deferral account as of June 30, 2005 and a projection through the two and half year period ending December 31, 2007. On December 27, 2005, the PSC approved recovery of deferral account amounts of $100 million in calendar year 2006 and $200 million in calendar year 2007, and established a timeline for the Department of Public Service Staff (“Staff”) to perform its audit of the deferral account.

An evidentiary hearing regarding deferral account audit adjustments proposed by Staff was held in October 2006. During the course of the hearing, the parties agreed to enter into a non-binding mediation process. Through the mediation process, Niagara Mohawk, the Staff, and Multiple Intervenors, have reached a resolution of the disputed issues presented in Cases 01-M-0075, 01-E-0011, 04-M-0159, 04-M-0938, and 07-M-0173 (“Cases”), which issues include the deferral account under the Merger Rate Plan, pension settlement losses and goodwill regulatory accounting issues. A "Stipulation of the Parties" entered into by Niagara Mohawk, the Staff and Multiple Intervenors (“Parties”) setting forth the resolution of these issues as presented in the Cases was filed with the PSC on March 23, 2007.

Under the Stipulation of the Parties, Niagara Mohawk has agreed with the Staff to a reduction of the projected deferral account balance at December 31, 2007 reflected in Niagara Mohawk’s July 29, 2005 filing to approximately $500 million. This projected balance does not reflect any changes to the projection of deferred costs for the two and half year period, ending December 31, 2007 for actual results, nor does it reflect the recovery indicated above of $300 million for the two year period 2006-2007 previously approved by the Commission. In addition, Niagara Mohawk would adjust how deferrals are measured and recorded after December 31, 2007. The Stipulation of the Parties also clarifies going-forward procedures for recording, reporting and auditing of certain other deferrals authorized for recovery.

The impact of the above mentioned Stipulation of the Parties on Niagara Mohawk’s financial statements prepared in accordance with US generally accepted accounting principles has not yet been determined. The PSC staff will audit future biannual CTC reset and deferral account recovery filings made pursuant to the Merger Rate Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIAGARA MOHAWK POWER CORPORATION

By: /s/ Paul J. Bailey
Name: Paul J. Bailey
Title: Authorized Officer and Controller and
Principal Accounting Officer

Dated: March 30, 2007